Exhibit (23.2)


                  Note Regarding Consent of Arthur Andersen LLP
                  ---------------------------------------------


     Johnson Outdoors Inc., a Wisconsin corporation (the "Company"), has incorporated by reference into this Registration Statement on Form S-8 (this "Registration Statement") its consolidated financial statements for the year ended September 28, 2001 (the "2001 Financial Statements") in reliance on the report of Arthur Andersen LLP ("Andersen"), independent public accountants, respecting the 2001 Financial Statements, which was given on the authority of Andersen as experts in auditing and accounting. Andersen has not consented to the inclusion of their report in this Registration Statement, and the Company has dispensed with the requirement to file Andersen's consent in reliance on Rule 437a under the Securities Act of 1933, as amended (the "Securities Act"). Andersen's failure to deliver its consent may limit recovery by purchasers of securities under this Registration Statement on certain claims. In particular, and without limitation, Andersen's failure to deliver its consent limits the ability of a purchaser of securities under this Registration Statement to sue Andersen under Section 11(a)(4) of the Securities Act for any untrue statements of a material fact contained in the 2001 Financial Statements or any omissions of a material fact required to be stated in the 2001 Financial Statements.